UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 14, 2019

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

One Liberty Plaza

New York, NY 10006

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On May 17, 2019, Virtu Financial, Inc. (the “Company”) completed its previously announced underwritten public offering (the “Public Offering”) of 9,000,000 shares of its Class A common stock by the Company at a purchase price per share paid by the Underwriters (as defined below) of $22.00. The Company used the proceeds to purchase an equivalent number of non-voting common interest units in Virtu Financial LLC (the “LLC”, and such units, the “Virtu Financial Units”) and corresponding shares of the Company’s Class D common stock (the “Class D Common Stock”) from TJMT Holdings LLC (the “Founder Member”) pursuant to the Member Purchase Agreement, as further described below.  The Founder Member is an affiliate of Mr. Vincent Viola, our founder and Chairman Emeritus.

The Public Offering was registered under the Securities Act pursuant to a registration statement on Form S-3ASR (File No. 333-224683) (the “Registration Statement”) filed with the Securities and Exchange Commission on May 4, 2018. The terms of the Public Offering are described in a Prospectus dated May 4, 2018, as supplemented by a Prospectus Supplement dated May 14, 2019 (filed with the Commission on May 16, 2019).

In connection with the Public Offering, on May 14, 2019, the Company and the LLC entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters named therein (the “Underwriters”) relating to the sale of shares of the Company’s Class A common stock in the Public Offering. Under the Underwriting Agreement, the Company agreed to sell 9,000,000 shares of Class A common stock to the Underwriters at a purchase price per share paid by the Underwriters of $22.00.

Morgan Stanley & Co. LLC and Sandler O’Neill & Partners, L.P. are acting as the representatives of the Underwriters, and as the joint book-running managers for the Public Offering.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company and the LLC will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Certain of the Underwriters and their respective affiliates have, from time to time, performed and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement, and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference into this report and into the Registration Statement.

Member Purchase Agreement

In connection with the Public Offering, on May 14, 2019, the Company and the Founder Member entered into a Purchase Agreement (the “Member Purchase Agreement”), pursuant to which the Company used its net proceeds from the Public Offering to purchase from the Founder Member Virtu Financial Units and corresponding shares of Class D Common Stock. Pursuant to the Member Purchase Agreement, the price per Virtu Financial Unit together with the corresponding share of Class D Common Stock purchased by the Company is equal to the per share paid by the Underwriters for the Class A Common Stock in the Public Offering (or $22.00). On May 17, 2019, the Issuer completed the purchase of 9,000,000 Virtu Financial Units and corresponding shares of Class D Common Stock from the Founder Member pursuant to the Member Purchase Agreement. The Member Purchase Agreement includes customary representations, warranties and covenants by the Company.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Member Purchase Agreement, and is qualified in its entirety by reference to the full text of the Member Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety.

Item 8.01. Other Events.

The legality opinion of Paul, Weiss, Rifkind, Wharton & Garrison, LLP with respect to the shares sold in the Public Offering is attached hereto as Exhibit 5.1 and is incorporated by reference into the Registration Statement.

The Company issued press releases announcing the launch and pricing, respectively, of the Public Offering. A copy of the Company’s launch press release is attached as Exhibit 99.1. A copy of the Company’s pricing press release is attached as Exhibit 99.2 to this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 14, 2019, by and among Virtu Financial, Inc., Virtu Financial LLC and the Underwriters.

5.1	Legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.1	Purchase Agreement, dated May 14, 2019, by and among Virtu Financial, Inc. and TJMT Holdings LLC.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

99.1	Press Release, dated May 14, 2019, issued by Virtu Financial, Inc.

99.2	Press Release, dated May 14, 2019, issued by Virtu Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu Financial, Inc.

	By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: May 17, 2019